EXHIBIT 21

                        JEFFERSON-PILOT CORPORATION


Subsidiary listing as of January 6, 1999

Jefferson-Pilot Corporation (North Carolina corp.)

     Alexander Hamilton Life Insurance Company of America (Michigan corp.)

          First Alexander Hamilton Life Insurance Company (New York corp.)

     Jefferson Pilot Financial Insurance Company (New Hampshire corp.)

          Jefferson Pilot LifeAmerica Insurance Company (New Jersey corp.)

     HARCO Capital Corp. (Delaware corp.)

          Omega Jefferson Pilot Seguros de Vida S.A. (Argentina corp.)(2)

             Jefferson Pilot Omega Seguros de Vida S.A. (Uruguay corp.)

     Hampshire Funding Inc. (New Hampshire corp.)

     Jefferson-Pilot Capital Trust A (Delaware business trust)

     Jefferson-Pilot Capital Trust B (Delaware business trust)

     Jefferson-Pilot Communications Company (North Carolina corp.)

          Jefferson-Pilot Communications Company of California (North Carolina corp.)

          Jefferson-Pilot Communications Company of Virginia (Virginia corp.)

          Jefferson-Pilot Sports, Inc. (North Carolina corp.)

          WCSC, Inc. (South Carolina corp.)

               Tall Tower, Inc. (South Carolina corp.)

     Jefferson Pilot Investment Advisory Corporation (Tennessee corp.)

     Jefferson-Pilot Investments, Inc. (North Carolina corp.)

     Jefferson Pilot Variable Corporation (North Carolina corp.)

     Jefferson-Pilot Life Insurance Company (North Carolina corp.)

          Jefferson Standard Life Insurance Company (North Carolina corp.)

     Jefferson-Pilot Property Insurance Company (North Carolina corp.)

     Jefferson Pilot Securities Corporation (New Hampshire corp.)

___________

Notes:

(1) Each indentation reflects another tier of ownership.
(2) The immediate parent owns 100% of the voting securities of each entity except that HARCO owns 99% of Omega.
(3) All entities more than 50% owned are listed, except that several subsidiaries that in the aggregate are insignificant have been omitted.

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